Exhibit 99.2

[avisbudgetgroup letterhead]	Ronald L. Nelson
Chairman and Chief Executive Officer
973 496 5959 T
973 496 7969 F
ron.nelson@avisbudget.com

November 9, 2010

Scott L. Thompson, President and Chief Executive Officer
Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, OK 74135

Dear Scott,

I wanted to take the opportunity to briefly respond to your letter of November 9, 2010.

We appreciate your ongoing cooperation in seeking antitrust clearance of the proposed transaction.  Based on the current situation, we expect to continue our efforts into the first quarter of 2011.

In addition, in light of your request, we will refrain from pursuing an exchange offer while our mutual exploration efforts continue.

We hope that we are able to bring these efforts to a successful conclusion as we believe the transaction offers significant benefits to our respective stockholders.

Sincerely yours,

/s/ Ronald L. Nelson

Ronald L. Nelson
Chairman and Chief Executive Officer
Avis Budget Group, Inc.